                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant    [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement                    [ ]  Confidential, For use of
[X]   Definitive proxy statement                          the Commission Only (as
[ ]   Definitive additional materials                      permitted by Rule 14a-6(e)(2))
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              The Good Guys, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              The Good Guys, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    [X]   No fee required.
    [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------------------------
    (3)   Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11:
          -----------------------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------------------------
    (5)   Total fee paid:
          -----------------------------------------------------------------------------------
    [ ]   Fee paid previously with preliminary materials:
          -----------------------------------------------------------------------------------
    [ ]   Check box if any part of the fee is offset as provided by Exchange Act Rule
          0-11(a)(2) and

           identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount previously paid:
          -----------------------------------------------------------------------------------
    (2)   Form, schedule or registration statement no.:
          -----------------------------------------------------------------------------------
    (3)   Filing party:
          -----------------------------------------------------------------------------------
    (4)   Date filed:
          -----------------------------------------------------------------------------------

                              THE GOOD GUYS, INC,

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 13, 1998

     The Annual Meeting of Shareholders of The Good Guys, Inc. will be held at the A.P. Giannini Auditorium, Bank of America Building, located at 555 California Street, San Francisco, California on Friday, February 13, 1998, at 10:30 A.M., for the following purposes:

     1. To elect Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To approve the Amended and Restated 1994 Stock Incentive Plan.

     3. To ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the Company.

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on December 19, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          Robert A. Gunst
                                          President and Chief Executive Officer

Brisbane, California
January 5, 1998

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING, AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                              THE GOOD GUYS, INC.
                             7000 MARINA BOULEVARD
                        BRISBANE, CALIFORNIA 94005-1840

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of The Good Guys, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the A.P. Giannini Auditorium, Bank of America Building, located at 555 California Street, San Francisco, California, on Friday, February 13, 1998, at 10:30 A.M.

     Any proxy given may be revoked by a shareholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies which are received prior to the meeting will be voted in accordance with the specifications on the proxy. If no specification is made with regard to a proposal set forth in the proxy, the shares will be voted in favor of the proposal.

     A copy of the Annual Report of the Company for its fiscal year ended September 30, 1997 is being mailed to shareholders with this proxy statement. The approximate date on which this proxy statement and the accompanying proxy are being sent to shareholders is January 5, 1998.

                                     VOTING

     Only shareholders of record on December 19, 1997 (the "Record Date") will be entitled to notice of and to vote at the meeting. At the close of business on the Record Date, the Company had 13,810,310 shares of Common Stock outstanding. Each holder of record of Common Stock on the Record Date is entitled to one vote per share on each matter to be considered at the Annual Meeting of Shareholders. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers who hold shares in street name for customers have the authority to vote on certain matters; with respect to any other matters, shares as to which brokers have not received discretionary voting authority from their customers are considered as shares not entitled to vote with respect to such matters, but are counted toward the establishment of a quorum.

     Each participant in The Good Guys! Profit-Sharing Plan and The Good Guys! Deferred Pay Plan is entitled to instruct the respective Plan's Trustee to vote the shares of Common Stock allocated to such participant's account on each matter to be considered at the Annual Meeting of Shareholders. If a participant does not give voting instructions to the Trustee, the shares of Common Stock as to which he or she was entitled to provide instructions shall be voted by the Trustee in the manner directed by the respective Plan's Administrative Committee. Unallocated shares of Common Stock shall be voted in the same proportion as the allocated shares of Common Stock in each respective Plan.

                             ELECTION OF DIRECTORS

     Directors are elected to hold office until the next annual shareholders' meeting or until their successors have been elected. Unless otherwise instructed by the shareholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the meeting, the proxy may be voted for a substitute nominee chosen by management.

     All of the nominees are presently directors of the Company and no nominee has any family relationship with any other nominee or executive officer. The beneficial ownership of the Company's stock by the nominees is set forth under "Certain Shareholders."

     The following table and biographical summaries set forth the names and ages of the nominees, their principal occupations at present, the positions and offices held by each of them with the Company in addition to the position as director, and the period during which each of them has served as a director of the Company.

                                                                                  DIRECTOR
                                                                                CONTINUOUSLY
                                 NOMINEE                                AGE        SINCE
    ------------------------------------------------------------------  ---     ------------
    Stanley R. Baker(1)(2)............................................  53          1976
    Robert A. Gunst...................................................  49          1986
    Russell M. Solomon(1)(2)..........................................  72          1986
    W. Howard Lester(1)(2)............................................  62          1990
    John E. Martin(1)(2)..............................................  52          1990
    Horst H. Schulze..................................................  58          1997

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

     Stanley R. Baker has been a director of the Company since its incorporation in 1976 and was Secretary of the Company from 1976 until his resignation as an employee of the Company in August 1991. Mr. Baker became Vice President, Video Merchandising in 1986, and Vice President, Co-Head of Merchandising in 1990. From August 1991 to the present Mr. Baker has been a private investor.

     Robert A. Gunst became the President and Chief Operating Officer of the Company in May 1990 and its Chief Executive Officer in January 1993. Mr. Gunst is also a director of Garden Fresh Restaurant Corp., a publicly-held restaurant chain.

     Russell M. Solomon is the founder and President of MTS Incorporated (dba Tower Records).

     W. Howard Lester has been Chairman and Chief Executive Officer of Williams-Sonoma, Inc., a publicly held specialty retailer, since 1987. Mr. Lester is also a director of CKE Restaurant, Inc., a publicly-held restaurant chain, and Il Fornaio (America) Corp., a publicly-held chain of Italian restaurants and wholesale bakeries.

     John E. Martin has served as Chairman of Newriders, Inc., an operator of restaurants and apparel stores, since June 1997, and also has served as Chairman of Diedrich Coffee, Inc., an operator of specialty coffee stores, since November 1997. From October 1996 to June 1997, he served as Chairman and Chief Executive Officer of PepsiCo Casual Restaurants International, a subsidiary of PepsiCo. From 1983 until October 1996, he served as Chief Executive Officer of Taco Bell, another subsidiary of PepsiCo and he also served as Chairman of Taco Bell from June 1994 until October 1996. Mr. Martin is also a director of Williams-Sonoma, Inc. and Franchise Mortgage Acceptance Company.

     Horst H. Schulze has been the President and Chief Operating Officer of the Ritz-Carlton Hotel Company, L.L.C. since 1988.

     The Board of Directors has established an Audit Committee and a Compensation Committee, but has not established a Nominating Committee. The Audit Committee met two times during fiscal 1997. Responsibilities of the Audit Committee include (1) reviewing financial,statements and consulting with the independent auditors concerning the Company's financial, statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and
(3) maintaining good communications among the Committee, the Company's independent auditors and the Company's management on accounting matters. The Compensation Committee met three times during fiscal 1997. The function of the Compensation Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits.

     The total number of meetings of the Board of Directors during fiscal 1997 was six. Each of the incumbent directors attended at least 75% of the aggregate of (1) the meetings of the Board during the year and (2) the total number of meetings of all committees of the Board on which he served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their service as directors. During the fiscal year ended September 30, 1997, directors who were not employees of the Company were compensated at the rate of $16,000 per year, plus $2,000 per day for each meeting of the Board of Directors attended. No additional compensation is paid to directors for their attendance at meetings of Board committees. Directors are reimbursed for expenses incurred in attending meetings. Under the Company's 1994 Stock Incentive Plan, each person who is not an employee of the Company, upon becoming a member of the Board of Directors for the first time, is awarded a nonqualified option to purchase 5,000 shares of Common Stock of the Company. Prior to amendment of the Plan in November 1997, the Plan also provided that immediately after the completion of each annual meeting of the shareholders of the Company, each non-employee member of the Board would be awarded a non-qualified option to purchase 1,000 shares of Common Stock. Options granted to directors have an exercise price per share equal to the fair market value of the shares of Common Stock on the date of award, and vest in four equal annual installments from the date of grant. Each of Messrs. Baker, Lester, Martin and Solomon was granted an option to purchase 1,000 shares of Common Stock at an exercise price of $6.625 per share on February 11, 1997, and Horst H. Schulze was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $8.375 per share on September 11, 1997.

     As discussed under "Approval of Amended and Restated 1994 Stock Incentive Plan" below, the 1994 Stock Incentive Plan was amended in November 1997 to eliminate the automatic annual 1,000 share option grant to non-employee directors and to eliminate the limitations on the timing and types of awards that can be made to non-employee directors. Subject to approval of the Amended and Restated 1994 Stock Incentive Plan by the shareholders, each non-employee director will receive in lieu of cash compensation and the annual option grant, for the year commencing on the date of the Annual Meeting of Shareholders, the number of restricted shares of Common Stock determined by dividing $40,000 by the fair market value of the Company's Common Stock on that date. Such shares would vest one year after the date of issuance, or, if earlier, on the death or disability of the director.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows specific compensation information, for the fiscal years ending September 30, 1997, 1996 and 1995, for the Company's Chief Executive Officer and the next four most highly compensated executive officers as of September 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                  ANNUAL COMPENSATION                         AWARDS
                                  ---------------------------------------------------     ---------------
                                                                      OTHER ANNUAL         STOCK OPTIONS
  NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS       COMPENSATION(1)         (NUMBER)
--------------------------------  ----     --------     -------     -----------------     ---------------
Robert A. Gunst.................  1997     $500,000     $     0          $21,673               50,000
  President and                   1996     $475,000     $     0          $10,766               50,000
  Chief Executive Officer         1995     $450,000     $80,000          $18,240               50,000
Dennis C. Carroll...............  1997     $210,000     $     0          $ 1,214               60,000
  Senior Vice President and       1996     $ 80,000     $     0          $   539               20,000
  Chief Financial Officer(2)
William B. Perlstein............  1997     $195,000     $     0          $ 8,883               10,000
  Vice President, Sales           1996     $185,000     $     0          $ 4,413               15,000
                                  1995     $170,000     $20,000          $ 7,061               13,500
Gregory L. Steele...............  1997     $180,000     $     0          $ 8,798                7,500
  Vice President,                 1996     $170,000     $14,000          $ 6,133               10,000
  Real Estate                     1995     $160,000     $38,750          $ 9,746               10,000
Geradette M. Vaz................  1997     $175,000     $     0          $ 7,771                7,500
  Vice President, Human           1996     $165,000     $     0          $ 5,342               10,000
  Resources                       1995     $155,000     $20,000          $ 7,230               10,000

---------------

(1) Consists of perquisites and other personal benefits, including long term disability insurance premiums paid by the Company.

(2) Mr. Carroll became an employee of the Company in April 1996.

                              STOCK OPTION TABLES

     The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during the fiscal year ended September 30, 1997.

                          OPTION GRANTS IN FISCAL 1997

                                                                                                POTENTIAL
                                                     INDIVIDUAL GRANTS                         REALIZABLE
                                   -----------------------------------------------------    VALUE AT ASSUMED
                                                  % OF TOTAL                                 RATES OF STOCK
                                    NUMBER OF       OPTIONS                                       PRICE
                                   SECURITIES     GRANTED TO                                APPRECIATION FOR
                                   UNDERLYING      EMPLOYEES      EXERCISE                  OPTION TERM(2)(3)
                                     OPTIONS          IN           PRICE      EXPIRATION   -------------------
              NAME                 GRANTED(1)     FISCAL YEAR      ($/SH)        DATE         5%        10%
---------------------------------  -----------   -------------   ----------   ----------   --------   --------
Robert A. Gunst..................     50,000          6.59%        $ 7.13       12/20/06   $224,044   $567,771
Dennis C. Carroll................     10,000          1.31%        $ 7.50       11/19/06   $ 45,131   $116,289
                                      50,000          6.59%        $ 8.25       09/03/97   $259,419   $657,419
William B. Perlstein.............     10,000          1.31%        $ 7.50       11/19/06   $ 45,131   $116,289
Gregory L. Steele................      7,500          0.98%        $ 7.50       11/19/06   $ 33,848   $ 87,216
Geradette M. Vaz.................      7,500          0.98%        $ 7.50       11/19/06   $ 33,848   $ 87,216

---------------

(1) All options granted in fiscal 1997 were granted under the 1994 Stock Incentive Plan. The options are non-qualified stock options that were granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, unless otherwise earlier terminated upon the occurrence of certain events related to termination of employment. The options vest 25% per year on each of the first four anniversaries of the option grant date. Additional vesting of the right to exercise the options ceases when the optionee's employment terminates.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the ten-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of Common Stock. If the Company's Common Stock does not appreciate relative to the exercise price, the named executive officers will receive no benefit from the options.

(3) At assumed annual rates of appreciation of 5% and 10%, the aggregate potential realizable increase in value for shares held by all stockholders as of September 30, 1997 for the ten-year period from November 19, 1996 to November 19, 2006 would be $65,139,223 and $165,075,581, for the ten-year period from December 20, 1996 to December 20, 2006, would be $61,882,262 and $156,821,802 and for the ten-year period from September 3, 1997 to September 3, 2007, would be $71,653,145 and $181,583,139.

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the individuals named in the Summary Compensation Table above as of September 30, 1997 and the value of unexercised options as of that date.

                   AGGREGATE OPTIONS EXERCISED IN FISCAL 1997
                      AND SEPTEMBER 30, 1997 OPTION VALUES

                                                                                              VALUE(1) OF
                                                             NUMBER OF                        UNEXERCISED
                         SHARES                             UNEXERCISED                  IN-THE-MONEY OPTIONS
                        ACQUIRED                        OPTIONS AT 9/30/97                    AT 9/30/97
                           ON          VALUE       -----------------------------     -----------------------------
         NAME           EXERCISE      REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------  ---------     --------     -----------     -------------     -----------     -------------
Robert A. Gunst.......       --             --       326,500          125,000          $71,750          $12,500
Dennis C. Carroll.....       --             --         5,000           75,000               --               --
William B.
  Perlstein...........       --             --        37,325           30,875          $ 2,187               --
Gregory L. Steele.....       --             --        33,500           22,500          $ 7,000               --
Geradette M. Vaz......    5,800       $ 23,925        33,500           22,500          $ 7,000               --

---------------

(1) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the September 30, 1997 closing price of $7.375 per share of the Company's Common Stock as reported on the Nasdaq National Market. Options with an exercise price in excess of the September 30, 1997 closing price were not included in this calculation.

EMPLOYMENT AGREEMENTS

     The Company may terminate the employment of Robert A. Gunst at any time with or without cause, provided that if the termination is without cause, Mr. Gunst would be entitled to the payment of an amount equal to his then current annual base salary plus a pro-rated bonus amount. Mr. Gunst's present salary is at the rate of $500,000 per year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company are Stanley R. Baker, W. Howard Lester, John E. Martin and Russell M. Solomon, all of whom are outside directors. None of the members of the Committee is or was an officer of the Company or any of its subsidiaries, with the exception of Stanley R. Baker who resigned as an officer and employee in August 1991.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing the Company's policies and administering the Company's programs governing stock incentive plans and executive compensation, including annual salaries, bonuses (if any), and awards under stock and long-term cash incentive plans.

     The Committee has engaged a nationally recognized compensation and benefits consulting firm to assist the Committee and the Company in reviewing the compensation program of the Company's executive officers.

     The objectives of the Company's executive compensation program are to provide the following:

     - Overall compensation opportunities that are competitive within the Company's executive labor markets and that enable the Company to attract and retain highly talented, experienced executives capable of furthering the Company's objectives;

     - Annual cash incentive compensation tied primarily to the overall financial performance of the Company, but also recognizing business unit and individual performance as appropriate; and

     - Long term incentives which directly align the financial interests of management with those of the shareholders and which provide an incentive to remain in the Company's employ.

     To achieve compensation opportunities that are competitive, the Company focuses on compensation survey data for retailers of comparable size. Although not determinative, the Company takes into consideration 75th percentile competitive executive pay levels and average annual percentage increases in executive compensation granted by comparable companies.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various other common benefits.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to companies in the Company's industry and other comparable companies. In determining salaries, the Committee also takes into account the Company's financial performance and the executive's demonstrated skill, experience and performance.

ANNUAL INCENTIVE COMPENSATION

     The Company's system of annual cash incentive compensation for its executive officers takes the form of cash bonuses that are determined by overall Company performance as measured by earnings per share in relation to budgeted earnings per share, and, where appropriate, individual performance. The target bonus for an executive officer (other than the Chief Executive Officer) determined by earnings per share is multiplied by a percentage, ranging from zero to 125%, that can be adjusted by the Chief Executive Officer based on his assessment of the officer's job performance. For officers with responsibility for sales, merchandising, real estate and store operations, a portion of their annual bonus is directly tied to the achievement of specific financial or other goals developed at the beginning of the year. No bonuses are paid under the Company's plans (other than for bonuses based upon store openings in the case of the Vice President, Real Estate) in the event the Company does not achieve at least 75% of its budgeted earnings per share, which was the case in fiscal 1996 and fiscal 1997.

STOCK OPTION PROGRAM

     The stock option program is the Company's principal long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Common Stock. The Committee attempts to grant options sufficient to deliver competitive gains assuming the Company's stock price performance is competitive, but the Committee also considers the dilutive impact of options granted.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and vest ratably over a four-year period.

BENEFITS

     The Company provides benefits to the executive officers that are generally available to Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     After reviewing Mr. Gunst's and the Company's performance during fiscal 1996 and the other factors discussed above relative to determining salaries, it was concluded that Mr. Gunst's salary should be raised from the annual rate of $475,000 to the annual rate of $500,000 for fiscal 1997. In addition, after reviewing the option grants to Mr. Gunst in the past and his present stockholdings, Mr. Gunst was granted an option to acquire 50,000 shares of Common Stock of the Company, exercisable at a price equal to the fair market value of the Company's stock on the date of grant. The Committee expects to grant Mr. Gunst additional stock options in the future so that a portion of his annual compensation each year will consist of new stock options.

     The Committee has reviewed the total compensation of all executive officers in fiscal 1997 and has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the amount of compensation a corporation may deduct as a business expense. Section 162(m) generally disallows deductions for compensation in excess of $1 million to a company's Chief Executive Officer or to any of its four other most highly compensated executive officers. Compensation that is "performance-based" is not subject to that limit if certain requirements are met. The Committee does not contemplate that there will be any nondeductible compensation for 1997 or for 1998 for any of the five executive positions in question.

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Stanley R. Baker
                                          W. Howard Lester
                                          John E. Martin
                                          Russell M. Solomon

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market (US) Index and the Nasdaq-Retail Trade Index, each of which assumes reinvestment of dividends.

              The Good Guys! Stock    NASDAQ Stock Market (US)    NASDAQ Retail Trade Stocks
1992           100                     100                         100
1993           127                     131                         113
1994           139                     132                         111
1995           128                     182                         122
1996            90                     216                         146
1997            83                     297                         168


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1995, the Company opened WOW!, Multimedia Superstore, in Las Vegas, Nevada, and in October 1996 the Company opened WOW!, Multimedia Superstore in Long Beach, California. The 62,000 square foot facility in Las Vegas and the 55,000 square foot facility in Long Beach are jointly operated with Tower Records under an Operating Agreement between the Company and Tower Records. The Company and Tower Records have separate leases for their respective stores, and the Operating Agreement governs the joint operation of the facilities. The Company and Tower Records share equally certain expenses in connection with operation of these facilities, but do not share any profits on their respective sales. Russell M. Solomon, President of MTS Incorporated (dba Tower Records), is a member of the Company's Board of Directors.

                        APPROVAL OF AMENDED AND RESTATED
                           1994 STOCK INCENTIVE PLAN

     The Company believes that all key employees and directors should have a significant stake in the Company's stock price performance under programs that link compensation to shareholder return. There remain, however, only approximately 133,000 shares of stock available for grant for this purpose under the Company's 1994 Stock Incentive Plan. Rather than adopting a new stock incentive plan at this time, the Compensation Committee and the Board of Directors of the Company approved in November 1997 an increase in the number of shares covered by the Plan from 1,000,000 shares of Common Stock to 1,800,000 shares of Common Stock.

     The Committee and Board also approved other changes to the Plan, one of the most important of which is to enable the Company to convert the cash compensation paid to non-employee directors to stock based compensation for the purpose of giving such directors a more significant stake in stock price performance. Subject to approval of the Amended and Restated 1994 Stock Incentive Plan ("Amended and Restated Plan"), the determination has been made that each non-employee director will receive in lieu of cash and other annual compensation, for the year commencing on the date of the Annual Shareholders Meeting, the number of restricted shares determined by dividing $40,000 by the fair market value of the Company's stock on that date, with such stock to vest after the elapse of one year or, if earlier, on the death or disability of the director. Other amendments that were approved are intended to either conform to or take advantage of recent changes in the short-swing profit recovery rules under Section 16 of the Securities Exchange Act of 1934 ("Section 16") relating to transactions under employee benefit plans.

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy is required for approval of the Amended and Restated Plan.

     The following is a summary of the proposed amendments and the material features of the Amended and Restated Plan. The summary is qualified in its entirety by reference to the full text of the Amended and Restated Plan which is attached as Exhibit A to this Proxy Statement.

     Summary Description of the Proposed Amendments.

     The principal changes reflected in the Amended and Restated Plan are as follows:

     - The number of shares of Common Stock covered by the Plan has been increased from 1,000,000 to 1,800,000.

     - The automatic annual grant of an option covering 1,000 shares of Common Stock of the Company to non-employee directors has been removed. The automatic one-time grant to a non-employee director, upon becoming a director of the Company, of an option covering 5,000 shares of Common Stock of the Company would be retained.

     - The limitations on the timing and types of awards to non-employee directors under the Plan has been removed, with the exception that directors remain ineligible to receive incentive stock options. Under the Plan prior to the amendment, non-employee directors could receive only non-qualified stock options. The Committee administering the Plan has been given the authority to change the nature of the stock based awards made to directors or the formula for determining the amount of the award without further shareholder approval.

     - Shareholder approval of a material amendment to a stock option plan is no longer a condition to the exemptions from liability provided by Section
       16. The Amended and Restated Plan does not require shareholder approval of amendments other than any amendment increasing the total number of shares covered by the Plan or any shareholder approval required to obtain or maintain the favorable tax treatment accorded incentive stock options.

     - The eligibility requirements for members of the Committee which administers the Plan have been changed to conform to the changes in the rules under Section 16.

GENERAL

     If the Amended and Restated Plan is approved, the aggregate number of shares of Common Stock which may be issued under the Amended and Restated Plan will be 1,800,000 shares, of which approximately 933,000 shares will remain available for awards under the Plan. The Plan presently provides that no more than 350,000 shares will be available for the grant of restricted shares or restricted share units and that the maximum number of shares covered by all grants or awards in any fiscal year of the Company to any participant cannot exceed 100,000, subject to adjustment in the event of stock splits or similar events. No awards may be granted under the Amended and Restated Plan after November 13, 2004. Approximately 160 persons are eligible to participate in the Plan.

ADMINISTRATION

     The Amended and Restated Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee selects key employees and directors who will receive awards, determines the amount, vesting requirements, performance criteria, if any, and other conditions of each award, interprets the provisions of the Amended and Restated Plan and makes all other decisions regarding the operation of the Amended and Restated Plan.

     The types of awards which the Committee will have authority to grant consist of (1) stock options, (2) restricted shares, (3) restricted share units,
(4) performance units and (5) bonus shares. Each of these types of awards is described below.

STOCK OPTIONS

     Stock options granted by the Committee may be either "incentive stock options" (stock options qualifying under Section 422 of Code, which may only be granted to employees of the Company), "non-qualified stock options" (stock options which do not so qualify) or both types of stock options (but not in tandem), provided that the aggregate value (at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year may not exceed $100,000.

     On the date on which a person who is not an employee becomes a member of the Board for the first time, such director will be awarded a non-qualified stock option under the Plan to purchase 5,000 shares of Common Stock.

     The option price for each stock option may not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted, with the exception that in the case of incentive stock options granted to an employee who owns 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "ten percent employee") the exercise price must be not less than 110% of such fair market value. On December 19, 1997, the fair market value of a share of the Company's Common Stock, as so computed, was $7.375.

     No stock option may be exercised by an optionee during the first six months of its term unless the exercise date has been accelerated as described under "Additional Rights in Certain Events" below. No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a ten percent employee). A stock option to the extent exercisable at any time may be exercised in whole or in part.

     Unless otherwise determined by the Committee in its discretion, if the employment or directorship of an optionee terminates for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death, all outstanding stock options held by the optionee at the time of such termination will automatically terminate, unless the exercise period has been extended as described under "Additional Rights in Certain Events" below. If an optionee voluntarily terminates his or her employment or directorship with the consent of the Company or a subsidiary, retires under a retirement plan of the Company or a subsidiary or dies, the Amended and Restated

Plan provides for limited periods following such termination during which stock options held by the optionee at the time of termination may be exercised by the optionee or his or her estate.

     The option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash any optionee may pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Common Stock which have been held less than six months may be delivered in payment of the option price of a stock option.

     With the exception of certain transfers allowed for estate planning purposes, no stock option granted under the Amended and Restated Plan is transferable other than by will or by the laws of descent and distribution and a stock option may be exercised during an optionee's lifetime only by the optionee.

     Subject to the foregoing and other provisions of the Amended and Restated Plan, stock options granted under the Amended and Restated Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as will be determined, in its discretion, by the Committee. Unless otherwise specifically provided in the agreements covering options, options granted under the Amended and Restated Plan will vest at the rate of 25% on each of the first four anniversaries of the date of grant of the option.

RESTRICTED SHARES OR RESTRICTED SHARE UNITS

     Restricted shares of Common Stock or restricted share units awarded by the Committee will be subject to such restrictions as the Committee may impose thereon and will be subject to forfeiture if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions. The agreement between the Company and the grantee will set forth the number of restricted shares or restricted share units awarded to the grantee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture and such other terms and conditions as the Committee in its discretion deems appropriate. Unless otherwise provided in the agreement, restricted shares or restricted share units will vest at the rate of 25% on each of the first four anniversaries of the date of grant of the award.

     Following a restricted share award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted shares will be held in escrow. Upon the lapse or termination of the restrictions, the share certificates will be delivered to the grantee. From the date a restricted share award is effective, however, the grantee will be a shareholder with respect to the restricted shares and will have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions imposed by the Committee.

     Restricted shares or restricted share units may be issued for no consideration or for such consideration as shall be determined at the time of the award by the Committee.

PERFORMANCE UNITS

     The Committee may award performance units (expressed in dollars or shares) to be earned by an awardee based on the level of performance of the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the awardee individually over a specified period of not less than one year ("Performance Period"). For each Performance Period the Committee will establish a Performance Target, and a Minimum Target which may be the same or less than the Performance Target. Targets may be expressed in terms of earnings per share, return on assets, return on equity, asset growth, ratio of capital to assets or such other level or levels of performance by the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the awardee individually as the Committee may establish.

     An awardee will earn the performance unit in full by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained but the Performance Target is not attained, the portion of the performance unit earned by the awardee will be determined on the basis of a formula established by the Committee.

     Payment in respect of earned performance units, whether expressed in dollars or shares, may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars will be converted to shares, and performance units expressed in shares will be converted to dollars, based on the fair market value of the Common Stock as of the date the amount payable is determined by the Committee.

     Except as otherwise provided below under "Additional Rights in Certain Events," if the employment or directorship of an awardee terminates prior to the close of a Performance Period for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death, the performance units of the awardee will be deemed not to have been earned, and no portion of such performance units may be paid. If prior to the close of the Performance Period the employment or directorship of an awardee is voluntarily terminated with the consent of the Company or a subsidiary or the awardee retires under any retirement plan of the Company or a subsidiary or the awardee dies during employment or while a director, the Committee may in its discretion determine to pay all or any part of the performance unit based upon the extent to which the Committee determines the Performance Target or Minimum Target has been achieved as of the date of termination retirement or death, the period of time remaining until the close of the Performance Period and/or such other factors as the Committee may deem relevant.

     Performance unit awards may have such other terms and conditions as the Committee in its discretion deems appropriate.

BONUS SHARES

     The Committee will have the authority in its discretion to award bonus shares of Common Stock in recognition of the contribution of the awardee to the performance of the Company, a subsidiary or subsidiaries, or a branch, department or other unit, in recognition of the awardee's individual performance or on the basis of such other factors as the Committee may deem relevant. Any bonus shares awarded would not be subject to any restrictions or possibilities of forfeiture.

ADDITIONAL RIGHTS IN CERTAIN EVENTS

     The Amended and Restated Plan provides for certain additional rights upon the occurrence of one or more events described in Section 9 of the Amended and Restated Plan ("Section 9 Events"). Such an event is deemed to have occurred when (1) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company or a person approved under certain circumstances by the Board of Directors) has acquired beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company, (2) a tender offer is made to acquire securities of the Company representing 20% or more of the voting power of the Company, (3) a person other than the Company solicits proxies relating to the election or removal of 50% or more of any class of the Board of Directors or (4) the shareholders of the Company approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to the transaction will not own a majority of the voting power of the surviving or resulting company or any company which acquires the stock of the Company or more than 20% of its consolidated assets.

     Unless the agreement between the Company and the awardee otherwise provides, if any Section 9 Event occurs (1) all outstanding stock options will become immediately and fully exercisable, (2) all stock options held by an awardee whose employment with the Company or a subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or subsidiary or death will be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option, (3) all restrictions applicable to restricted shares awarded under the Amended and

Restated Plan will lapse and (4) all performance units for which the Performance Period has not yet expired will be deemed to have been fully earned as of the date of the Section 9 Event, regardless of the attainment or nonattainment of the Performance Target or any Minimum Target.

POSSIBLE ANTI-TAKEOVER EFFECT

     The provisions of the Amended and Restated Plan providing for the acceleration of the exercise date of stock options, the lapse of restrictions applicable to restricted shares and the deemed earnout of performance units upon the occurrence of a Section 9 Event and for the extension of the period during which stock options may be exercised upon termination of employment following a
Section 9 Event may be considered as having an anti-takeover effect.

MISCELLANEOUS

     The Board of Directors may amend or terminate the Amended and Restated Plan at any time, except (1) the Board may not alter adversely or terminate any outstanding award without the consent of the holders thereof and (2) shareholder approval is required for any amendment that increases the total number of shares which may be issued under the Plan or if such approval is required to maintain the favorable tax treatment of incentive stock options granted under the Plan.

     If an awardee engages in a business which is in competition with the Company or any of its subsidiaries, the Company may immediately terminate all outstanding stock options held by the awardee, declare forfeited all restricted shares held by the awardee as to which the restrictions have not yet lapsed and terminate all outstanding performance unit awards held by the awardee for which the applicable Performance Period has not been completed. The preceding sentence shall not apply if the exercise period of the stock option upon termination of employment or a directorship has been extended, the lapse of the restrictions applicable to the restricted shares has been accelerated or the performance unit has been deemed to have been earned as a result of the occurrence of a Section 9 Event.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

     Incentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of any incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

     If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock or, in certain limited circumstances, if the optionee is subject to Section 16(b) of the 1934 Act. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

     Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

     Non-qualified Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a non-qualified stock option is paid in whole or in part with shares of Common Stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. Special rules will apply upon the exercise of a non-qualified stock option in certain limited circumstances by an optionee who is subject to
Section 16(b) of the 1934 Act.

     The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

     Restricted Shares. A grantee of restricted shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). If a grantee is subject to Section 16(b) of the 1934 Act on the date of the award, the shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee.

     Performance Units. An awardee of performance units will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares of Common Stock received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of Common Stock. If performance units are expressed in dollars but paid in whole or in part in shares of Common Stock and the awardee is subject to Section 16(b) of the 1934 Act on the date of receipt of such shares, the awardee generally will not recognize compensation income until the expiration of six months from the date or receipt, unless the awardee makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the shares of Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

     Bonus Shares. Any shares of Common Stock received pursuant to an award of bonus shares will be treated as compensation income received by the awardee generally in the year in which the awardee receives such shares. If the awardee is subject to Section 16(b) of the 1934 Act on the date of receipt of the bonus shares, the awardee generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the awardee makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income will equal the fair market value of the shares of Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

     Other Tax Matters. The exercise of a stock option by an awardee, the lapse of restrictions on restricted shares, or the deemed earnout of performance units following the occurrence of a Section 9 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of Common Stock or cash resulting from such exercise or deemed earnout of performance units or, in the case of restricted shares, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                  THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF
                         THE AMENDED AND RESTATED PLAN.

                       1994 STOCK INCENTIVE PLAN BENEFITS

     The following table sets forth the number of options granted under the 1994 Stock Incentive Plan from October 1, 1996 through September 30, 1997 to each person named in the Summary Compensation Table, all current executive officers as a group (including the named executive officers who are currently executive officers), all current directors who are not executive officers as a group, and all employees other than executive officers as a group.

                                                                   NUMBER OF OPTIONS
                                                                    GRANTED IN 1997
                                                                  -------------------
            Robert A. Gunst.....................................         50,000
            Dennis C. Carroll...................................         60,000
            William B. Perlstein................................         10,000
            Gregory L. Steele...................................          7,500
            Geradette M. Vaz....................................          7,500
            Current Executive Officer Group.....................        204,200
            Non-Executive Officer Director Group(1).............          9,000
            Non-Executive Officer Employee Group................        545,400

---------------

(1) Subject to the approval of the Amended and Restated 1994 Stock Incentive Plan by shareholders, for the year commencing on the date of the Annual Meeting of Shareholders each non-employee director will receive in lieu of cash and other annual compensation the number of restricted shares of Common Stock determined by dividing $40,000 by the fair market value of the Common Stock on that date.

                     RATIFICATION OF SELECTION OF AUDITORS

     Touche Ross & Co. commenced service as the independent certified public accountants for the Company in 1984. Deloitte, Haskins & Sells and Touche Ross & Co. merged, effective December 3, 1989. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of independent public accountants by the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting. Management has not determined what action it will take in the event the shareholders do not ratify the selection of independent public accountants.

                              CERTAIN SHAREHOLDERS

     The following table sets forth information as of December 19, 1997, unless otherwise noted, regarding securities ownership by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) the directors and nominees individually, and (iv) all executive officers and directors as a group.

                                                                           COMMON STOCK
                                                                           BENEFICIALLY
                                                                             OWNED(1)
                                                                       ---------------------
                                  NAME                                  NUMBER       PERCENT
    -----------------------------------------------------------------  ---------     -------
    First Pacific Advisors(2)........................................  2,112,100       15.3%
      11400 Olympic Blvd., Suite 1200
      Los Angeles, CA 90064
    Ryback Management Corporation(4).................................  1,305,900        9.5%
      7711 Carondelet, Suite 700
      P.O. Box 11208
      St. Louis, MO 63105
    Franklin Resources, Inc.(2)......................................  1,031,800        7.5%
      P.O. Box 7777
      777 Mariners Island Boulevard
      San Mateo, CA 90401
    Dimensional Fund Advisors(3).....................................    995,400        7.2%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA 90401
    Lighthouse Capital Management(2).................................    939,958        6.8%
      10000 Memorial Drive, Suite 660
      Houston, TX 77024
    The TCW Group, Inc.(2)...........................................    933,400        6.8%
      865 South Figueroa Street
      Los Angeles, CA 90017
    The Good Guys! Profit-Sharing Plan...............................    781,806        5.7%
      7000 Marina Boulevard
      Brisbane, CA 94005
    Robert A. Gunst(5)(6)............................................    478,267        3.4%
    Stanley R. Baker(7)..............................................    158,750        1.1%
    John E. Martin(8)................................................    114,500          *
    William B. Perlstein(9)..........................................     65,154          *
    Geradette M. Vaz(10).............................................     64,480          *
    Gregory L. Steele(11)............................................     54,182          *
    W. Howard Lester(12).............................................     26,500          *
    Russell M. Solomon(13)...........................................     14,500          *
    Dennis C. Carroll(5)(14).........................................     10,401          *
    Horst H. Schulze.................................................         --         --
    All executive officers and directors.............................  1,060,266        7.3%
      as a group (15 persons)(15)

---------------

  *  Represents less than 1% of the outstanding shares.

 (1) The stockholders named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) As of September 30, 1997.

 (3) As of June 30, 1997.

 (4) As of March 31, 1997.

 (5) Messrs. Gunst and Carroll are members of the administrative committees for The Good Guys! Profit Sharing Plan, the trustee of which currently holds 781,806 shares on behalf of plan participants, and The Good Guys! Deferred Pay Plan, the trustee of which currently holds 88,909 on behalf of plan participants.

 (6) Includes 2,044 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Gunst's account, as to which Mr. Gunst has sole voting power; 16,392 shares held by the trustee of The Good Guys! Deferred Pay Plan and allocated to Mr. Gunst's individual account, as to which Mr. Gunst has sole voting power; 4,000 shares held as custodian for Mr. Gunst's children and 376,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

 (7) Includes 24,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

 (8) Includes 14,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

 (9) Includes 4,182 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Perlstein, as to which Mr. Perlstein has sole voting power, and 49,825 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(10) Includes 5,232 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Ms. Vaz's account, as to which Ms. Vaz has sole voting power, and 42,875 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(11) Includes 386 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Steele's account, as to which Mr. Steele has sole voting power, and 42,875 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(12) Includes 14,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(13) Includes 14,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(14) Includes 777 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Carroll's account, as to which Mr. Carroll has sole voting power; and 7,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(15) Includes 15,197 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to the individual accounts of members of the group, as to which individuals have sole voting power; 16,392 shares held by the trustee of The Good Guys! Deferred Pay Plan and allocated to the individuals accounts of such members, as to which such individuals have sole voting power, and 639,850 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors and executive officers, and any persons holding more than ten percent of the Company's Common Stock, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by such dates of which it becomes aware during the fiscal year. During the last fiscal year, the initial reports on Form 3 for Horst H. Schulze, a director of the Company, and Kevin McNeill and Cathy Stauffer, each an officer of the Company, were filed late. Subject to the foregoing, the Company believes that during the last fiscal year its directors and officers filed on a timely basis all such reports required to be filed.

                           PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders of the Company intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by September 6, 1998.

                            EXPENSES OF SOLICITATION

     The expense of preparing, assembling, printing and mailing the forms of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or personal interview, the cost of which will be borne by the Company. Arrangements will also be made for the forwarding of soliciting material by nominees, custodians and fiduciaries to their principals. ChaseMellon Shareholder Services will assist the Company in obtaining the return of proxies at an estimated cost of $5,500, plus expenses.

                                 OTHER MATTERS

     Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

                                          BY THE BOARD OF DIRECTORS

                                          LOGO
                                          Robert A. Gunst
                                          President and Chief Executive Officer

Brisbane, California
January 5, 1998

                                                                       EXHIBIT A

                              THE GOOD GUYS, INC.

                              AMENDED AND RESTATED
                           1994 STOCK INCENTIVE PLAN

 1. PURPOSE.

     The purposes of the 1994 Stock Incentive Plan (the "Plan") are to enable The Good Guys, Inc. (the "Corporation") and its Subsidiaries, if any, to attract and retain directors and key employees and to provide them with additional incentive to advance the interests of the Corporation. For the purposes of the Plan, the term "Subsidiary" means any corporation or other entity in which the Corporation has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or equity interests therein.

 2. ADMINISTRATION.

     (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two non-employee directors (as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule.

     (b) The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the Plan as it shall deem to be necessary and advisable for the administration of the Plan.

 3. ELIGIBILITY.

     Officers, other key employees and non-employee directors of the Corporation or any Subsidiary shall be eligible to be granted stock options and to receive restricted share, restricted share unit, performance unit or bonus share awards as described herein, with the exception that non-employee directors shall not be eligible to receive incentive stock options.

 4. SHARES AVAILABLE.

     The aggregate number of shares of the Corporation's Common Stock, $.001 par value ("Common Stock"), which may be issued and as to which grants or awards of stock options, restricted shares, restricted share units, performance units or bonus shares may be made under the Plan is 1,800,000* shares (of which no more than 350,000 shares shall be available for the grant of restricted shares or restricted share units), subject to adjustment and substitution as set forth in
Section 8. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If shares of Common Stock or the right to receive shares of Common Stock are forfeited to the Corporation pursuant to the restrictions applicable to restricted shares or restricted share units awarded under the Plan, the shares so forfeited or covered by such right shall not again be available for the purposes of the Plan. To the extent any award of performance units is not earned or is paid in cash rather than shares, the number of shares covered thereby shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

 5. GRANTS AND AWARDS.

     (a) The Committee shall have authority, in its discretion, to grant incentive stock options pursuant to Section 422 of the Code to officers and other key employees and to grant non-qualified stock options and award restricted shares, restricted share units, performance units and bonus shares to officers, other key employees and non-employee directors.

---------------

* Subject to approval by the shareholders at the Annual Meeting of Shareholders to be held in February 1997.

     Notwithstanding any other provision contained in the Plan or in any stock option agreement, the aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000; provided, however, that all or any portion of a stock option which cannot be exercised because of such limitation shall be treated as a non-qualified option.

     The maximum number of shares covered by all grants or awards in any fiscal year of the Corporation to any participant shall not exceed 100,000 (subject to adjustment and substitution as set forth in Section 8).

     (b) On the date on which the Board appoints, or the shareholders of the Corporation elect, a person who is not an employee of the Corporation as a member of the Board for the first time, such director shall be awarded a non-qualified option under this Plan to purchase 5,000 shares of Common Stock. Such options shall have an exercise price per share equal to the fair market value of the shares of the Corporation on the date of such award. Except as otherwise specifically provided in this Section 5(b), the terms of this Plan, including the vesting provisions of Section 6(d), shall apply to all options granted pursuant to this Section 5(b).

     (c) If a grantee of a stock option, restricted share or performance unit engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options held by the grantee, declare forfeited all restricted shares or restricted share units held by the grantee as to which the restrictions have not yet lapsed and terminate all outstanding performance unit awards held by the grantee for which the applicable Performance Period has not been completed; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in Section 9(c), if the lapse of the restrictions applicable to restricted shares or restricted share units has been accelerated as provided in Section 9(d), or if a performance unit has been deemed to have been earned as provided in Section 9(e). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall be determined by the Committee in its discretion, and any such determination shall be final and binding.

 6. TERMS AND CONDITIONS OF STOCK OPTIONS.

     Stock options granted under the Plan shall be subject to the following terms and conditions:

          (a) The purchase price at which each stock option may be exercised (the "option price") shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant; provided, however, that in the case of an incentive stock option granted to an employee, who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 6(a), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

          (b) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and
     (ii) no
     shares of Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. Notwithstanding any procedure of a broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of Common Stock available for issuance under the Plan.

          (c) No stock option shall be exercisable during the first six months of its term, except that this limitation on exercise shall not apply if
     Section 9(b) becomes applicable. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. To the extent it is exercisable, a stock option may be exercised at any time in whole or in part.

          (d) The Committee shall have the power to set the time or times within which each option shall be exercisable, and to accelerate the time or times of exercise. Unless the stock option agreement otherwise provides, the option shall become exercisable on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third and fourth anniversary dates of the date of grant of the option.

          (e) No stock option shall be transferrable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death, provided that a non-qualified stock option may be transferred by a grantee to a trust or other entity established by the grantee for estate planning purposes. Except for exercises of non-qualified stock options by trusts or entities established by the grantee for estate tax purposes, all stock options shall be exercisable during the lifetime of the grantee only by the grantee.

          (f) Unless the Committee, in its discretion, shall otherwise determine:

             (i) If the employment or directorship of a grantee who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such incentive stock option or within three months after the date of such termination, whichever is the shorter period;

             (ii) If the employment or directorship of a grantee who is not a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding non-qualified stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

             (iii) If the employment or directorship of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option held by such grantee shall be exercisable by the grantee in full (whether or not so exercisable by the grantee immediately prior to such termination) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of such termination, whichever is the shorter period;

             (iv) Following the death of a grantee during employment or while serving as a director, any outstanding stock option held by the grantee at the time of death shall be exercisable in full

        (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

             (v) Following the death of a grantee after termination of employment or his or her directorship during a period within which a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

             (vi) Unless the exercise period of a stock option following termination of employment or directorship has been extended as provided in Section 9(c), if the employment or directorship of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options held by the grantee at the time of such termination shall automatically terminate.

     Whether termination of employment or directorship is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a grantee is a Disabled Grantee shall be determined in each case by the Committee in its discretion and any such determination by the Committee shall be final and binding.

          (g) All stock options shall be confirmed by an agreement, which shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President of the Corporation and by the grantee.

          (h) The term "fair market value" for all purposes of the Plan shall mean the market price of the Common Stock, determined by the Committee as follows:

             (i) If the Common Stock is traded on a stock exchange, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

             (ii) If the Common Stock is traded in the Nasdaq Stock Market and is classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq National Market system for such date;

             (iii) If the Common Stock is traded in the Nasdaq Stock Market, but is not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; and

             (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

          (i) The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 6(g), or an amendment thereto.

7. TERMS AND CONDITIONS OF RESTRICTED SHARE, RESTRICTED SHARE UNIT, PERFORMANCE UNIT AND BONUS SHARE AWARDS.

     (a) Restricted Shares and Units. Restricted share or restricted share unit awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of restricted shares of Common Stock or restricted share units entitling the holder to receive shares of Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares or units while such shares or units are subject to other restrictions imposed under this Section 7), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of restricted shares or restricted share units and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share or restricted share unit awards shall be effective only upon execution of the applicable restricted share or restricted share unit agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the grantee.

     Restricted shares or restricted share units may be issued for no consideration other than for services to be rendered or for such consideration as shall be determined at the time of award by the Committee.

     If prior to full vesting of the restricted shares or restricted share units the employment or directorship of the holder thereof is voluntarily terminated with the consent of the Corporation or Subsidiary or the holder retires under any retirement plan of the Corporation or a Subsidiary or dies while being an employee or director, the Committee may in its absolute discretion determine to vest all or any part of the restricted shares or restricted share units except as otherwise provided in Section 9(d). If the employment or directorship of the holder of restricted shares or restricted share units terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the corporation or a Subsidiary or death, all unvested restricted shares or restricted share units shall be forfeited. Whether the termination is voluntary with the consent of the Corporation or a Subsidiary shall be determined by the Committee in its discretion, and a determination by the Committee on any matter with respect to restricted shares or restricted share units shall be final and binding on both the Corporation and the holder of restricted shares or restricted share units.

     Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Committee shall deposit share certificates for such restricted shares in escrow (which may be an escrow in the custody of an officer of the Corporation). Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for such restricted shares. From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee. The grantee of restricted share units shall not have any rights as a shareholder until the delivery to the grantee of shares on lapse of the restrictions imposed.

     (b) Performance Units. The Committee may award performance units which shall be earned by an awardee based on the level of performance over a specified period of time by the Corporation, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually, as determined by the Committee. For the purposes of the grant of performance units, the following definitions shall apply:

          (i) "Performance unit" shall mean an award, expressed in dollars or shares of Common Stock, granted to an awardee with respect to a Performance Period. Awards expressed in dollars may be established as fixed dollar amounts, as a percentage of salary, as a percentage of a pool based on earnings of the Corporation, a Subsidiary or Subsidiaries or any branch, department or other portion thereof or in any other manner determined by the Committee in its discretion, provided that the amount thereof shall be capable of being determined as a fixed dollar amount as of the close of the Performance Period.

          (ii) "Performance Period" shall mean an accounting period of the Corporation or a Subsidiary of not less than one year, as determined by the Committee in its discretion.

          (iii) "Performance Target" shall mean that level of performance established by the Committee which must be met in order for the performance unit to be fully earned. The Performance Target may be expressed in terms of earnings per share, return on assets, asset growth, ratio of capital to assets or such other level or levels of accomplishment by the Corporation, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually as may be established or revised from time to time by the Committee.

          (iv) "Minimum Target" shall mean a minimal level of performance established by the Committee which must be met before any part of the performance unit is earned. The Minimum Target may be the same as or less than the Performance Target in the discretion of the Committee.

     An awardee shall earn the performance unit in full by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the performance unit shall have been earned by the awardee. If the Minimum Target is attained but the Performance Target is not attained, the portion of the performance unit earned by the awardee shall be determined on the basis of a formula established by the Committee.

     Payment of earned performance units shall be made to awardees following the close of the Performance Period as soon as practicable after the time the amount payable is determined by the Committee. Payment in respect of earned performance units, whether expressed in dollars or shares, may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to shares, and performance units expressed in shares shall be converted to dollars, based on the fair market value of the Common Stock, as of the date the amount payable is determined by the Committee.

     If prior to the close of the Performance Period the awardee of performance units is voluntarily terminated with the consent of the Corporation or a Subsidiary or the awardee retires under any retirement plan of the Corporation or a Subsidiary or the awardee dies while being an employee or director, the Committee may in its absolute discretion determine to pay all or any part of the performance unit based upon the extent to which the Committee determines the Performance Target or Minimum Target has been achieved as of the date of termination, retirement or death, the period of time remaining until the close of the Performance Period and/or such other factors as the Committee may deem relevant. If the Committee in its discretion determines that all or any part of the performance unit shall be paid, payment shall be made to the awardee or his or her estate as promptly as practicable following such determination and may be made in cash, in shares or Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to shares, and performance units expressed in shares shall be converted to Dollars, based on the fair market value of the Common Stock as of the date the amount payable is determined by the Committee.

     Except as otherwise provided in Section 9(e), if the employment or directorship of an awardee of performance units terminates prior to the close of a Performance Period for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary or retirement under any retirement plan of the Corporation or a Subsidiary or death, the performance units of the awardee shall be deemed not to have been earned, and no portion of such performance units may be paid. Whether termination is voluntary with the consent of the Corporation or a Subsidiary shall be determined, in its discretion, by the Committee. Any determination by the Committee on any matter with respect to performance units shall be final and binding on both the Corporation and the awardee.

     Performance unit awards shall be evidenced by a written agreement in the form prescribed by the Committee which shall set forth the amount or manner of determining the amount of the performance unit, the Performance Period, the Performance Target and any Minimum Target and such other terms and conditions as the Committee in its discretion deems appropriate. Performance unit awards shall be effective only upon execution of the applicable performance unit agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.

     (c) Bonus Shares. The Committee shall have the authority in its discretion to award bonus shares of Common Stock to eligible employees or directors from time to time in recognition of the contribution of the awardee to the performance of the Corporation, a Subsidiary or Subsidiaries, or any branch, department or other portion thereof, in recognition of the awardee's individual performance or on the basis of such other factors as the Committee may deem relevant.

 8. ADJUSTMENT AND SUBSTITUTION OF SHARES.

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options, restricted share units or performance unit awards and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options or awards shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted shares held in escrow shall be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

     If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option, restricted share unit or performance unit award, and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option or award, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

     In case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 8 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

     If any such adjustment or substitution provided for in this Section 8 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

 9. ADDITIONAL RIGHTS IN CERTAIN EVENTS.

     (a) Definitions. For purposes of this Section 9, the following terms shall have the following meanings:

          (i) The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act.

          (ii) Beneficial ownership shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

          (iii) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

          (iv) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

          (v) "Section 9 Event" shall mean the date upon which any of the following events occurs:

             (A) The Corporation acquires actual knowledge that any Person has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation, other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation, or a Person approved by the Board that has acquired 20% or more but less than 50% of the Voting Power of the Corporation;

             (B) A Tender Offer is made to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

             (C) A solicitation subject to Rule 14a-11 under the 1934 Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Corporation; or

             (D) The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 20% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in
Section 9(a)(v)(A), (ii) a grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in Section 9(a)(v)(B), or
(iii) if a grantee is a "participant" as defined in 14a-11 under the 1934 Act (or any successor Rule) in a solicitation (other than a solicitation by the

Corporation) referred to in Section 9(a)(v)(C), then no Section 9 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

     (b) Acceleration of the Exercise Date of Stock Options. Unless the agreement referred to in Section 6(g), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any "Section 9 Event" occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 9(a)(v)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

     (c) Extension of the Expiration Date of Stock Options. Unless the agreement referred to in Section 6(g), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee (other than a grantee referred to in the proviso to Section 9(a)(v)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

     (d) Lapse of Restrictions on Restricted Share or Restricted Share Unit Awards. If any "Section 9 Event" occurs prior to the scheduled lapse of all restrictions applicable to restricted share or restricted share unit awards under the Plan (other than those held by a person referred to in the proviso to Section 9(a)(v)), all such restrictions shall lapse upon the occurrence of any such "Section 9 Event" regardless of the scheduled lapse of such restrictions.

     (e) Payment of Performance Units. If any "Section 9 Event" occurs prior to the end of any Performance Period, all performance units awarded with respect to such Performance Period (other than those held by a person referred to in the proviso to Section 9(a)(v)) shall be deemed to have been fully earned as of the date of such Section 9 Event, regardless of the attainment or nonattainment of the Performance Target or any Minimum Target, and shall be paid to the awardees thereof as promptly as practicable thereafter. If the performance unit is not expressed as a fixed amount in dollars or shares, the Committee may provide in the performance unit agreement for the amount to be paid in the case of a
Section 9 Event.

10. EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER.

     Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option or to be awarded restricted shares, restricted share units, performance units or bonus shares under the Plan. Nothing in the Plan, in any stock option, in any restricted share, restricted share unit, performance unit or bonus share award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time.

11. AMENDMENT.

     The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that shareholder approval shall be required (a) to increase the total number of shares which may be issued under the Plan, or (b) if such approval is required to maintain the favorable tax treatment of incentive stock options granted under the Plan. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, restricted shares, restricted share units, performance units or bonus shares theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

12. EFFECTIVE DATE AND DURATION OF PLAN.

     The effective date and date of adoption of the Plan shall be November 14, 1994, the date of adoption of the Plan by the Board. No stock option may be granted, and no restricted shares, restricted share units, bonus shares or performance units payable in performance shares may be awarded under the Plan subsequent to November 13, 2004.

13. INDEMNIFICATION.

     In addition to such other rights of indemnification as they may have as directors, the members of the Committee administering the Plan shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of such member's duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

PROXY

                              THE GOOD GUYS, INC.

                  PROXY/VOTING INSTRUCTIONS SOLICITED BY BOARD
                OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

     I appoint Robert A. Gunst and Dennis C. Carroll, and each of them, proxies with full power of substitution, to vote all of my common stock of The Good Guys, Inc. at the Annual Meeting of Shareholders to be held at the A.P. Giannini Auditorium, Bank of America Building, 555 California Street, San Francisco, California, on Friday, February 13, 1998, at 10:30 a.m. (Pacific
Time) and at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     This card also provides voting instructions to the trustees of The Good Guys! Deferred Pay Plan and The Good Guys! Profit-Sharing Plan (the Plans) for participants with shares allocated to their accounts. Your directions to vote shares held in the Plans will be kept confidential.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

     The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. According, please complete this proxy and return it promptly in the enclosed envelope.


ADDRESS CHANGE





                                (Continued and to be signed on the other side)


-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                              INVESTOR INFORMATION

Additional Investor information on the Company can be found on The Good Guys! Internet home page @http://www.thegoodguys.com.

Copies of recent quarterly financial press releases, along with all other press releases, also can be obtained by fax through Company News On Call, a division of PR Newswire, at 1-800-758-5804. The Good Guys! extension number is 108403.


Or contact:         The Good Guys, Inc.
                    Investor Relations
                    7000 Marina Boulevard
                    Brisbane, CA 94005-1840
                    (415) 615-5000

                                                                                             Please mark
                                                                                            your votes as
                                                                                             indicated in
                                                                                           this example  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR ITEM 2 AND FOR ITEM 3.

                                                                WITHHOLD
                                                    FOR          FOR ALL                                  FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS                            [ ]            [ ]      3. APPROVAL OF AUDITORS       [ ]      [ ]        [ ]
   Nominees: Stanley R. Baker, Robert A. Gunst,                                To ratify the selection of Deloitte & Touche LLP as
   Russell M. Solomon, W. Howard Lester,                                       independent Certified Public Accountants for the
   John E. Martin, Horst H. Schulze.                                           Company.

WITHHELD FOR: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL                       I PLAN TO ATTEND THE MEETING.  [ ]
NOMINEE, CROSS OUT THE NOMINEE'S NAME IN THE LIST ABOVE.
                                                                             Receipt is hereby acknowledged of The Good Guys, Inc.
                                                                             Notice of Annual Meeting of Shareholders and Proxy
                                                                             Statement.
2. STOCK INCENTIVE PLAN                             FOR   AGAINST   ABSTAIN
   To approve the Amended and Restated              [ ]     [ ]       [ ]
   1994 Stock Incentive Plan.




Signature(s)_________________________________________________________________________________ Dated:________________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE





                                               YOUR VOTE IS IMPORTANT TO THE COMPANY

                                                PLEASE SIGN AND RETURN YOUR PROXY BY
                                              TEARING OFF THE TOP PORTION OF THE SHEET
                                       AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE
